UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2019

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55915	38-3954047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

515 E. Grant Street

Suite 150

Phoenix, Arizona 85004

(Address of principal executive offices, Zip Code)

(530) 539-4329

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2019 12 ReTech Corp., a Nevada corporation (the “Corporation”) and Social Decay, LLC dba Social Sunday, a New Jersey Limited Liability company (“Social Sunday”) met all the conditions necessary in order to complete the acquisition of Social Sunday, in accordance with the terms and conditions of an Exchange of Equity Agreement (the “Exchange Agreement”).

On November 6, 2019, 12 ReTech Corp., a Nevada corporation (the “Corporation”) had entered into an Exchange of Equity Agreement (the “Exchange Agreement”) by, between and among 12 ReTech Corporation, Social Sunday, and the member of Social Sunday (the “Member”). Pursuant to the terms of the Exchange Agreement, certain conditions needed to be met or waived in order to complete the acquisitions. Those conditions were met on November 20, 2019. Therefore, on November 20. 2019 the closing occurred and at the Company acquired 100% of the membership interests of Social Sunday in exchange for 30,000 of the Corporation’s Series D-6 Preferred Stock. An additional 12,000 shares of the Corporation’s Series D-6 Preferred Stock was issued to the Member and will be held in escrow by the Company and is deliverable to the Member upon the performance of certain performance thresholds by Social Sunday’s management (aka “The Seller”).

The conversion of the Series D-6 Preferred Stock is subject to a leak-out provision whereby the Member or Holder has the right but not the obligation to convert a maximum of thirty three and one third percent (33.3%) or no greater than 10,000 shares of Series D-6 Preferred Stock after the 6-month anniversary of closing and thereafter an additional quantity of no greater than 2,000 shares of Series D-6 Preferred Stock every months until all shares of Series D-6 Preferred Stock that are owned by Members have been converted. All Conversions, if any, are at Market Price with no discount to Market.

The conversion of Series D-6 Preferred Stock is available after the 6-month anniversary of closing.

In no event shall any Member, together with their affiliates, own or have a right to receive more than 9.99% of the issued and outstanding shares of the Corporation’s common stock at any given time.

The powers, preferences and rights, and the qualifications, limitations and restrictions of the Series D-6 Preferred Stock are set forth in the Corporation’s Articles of Incorporation (as amended) and published in the Company’s SEC filings.

Social Sunday will continue its operations uninterrupted following the closing and will retain key employees and management. The Exchange Agreement includes customary representations, warranties and covenants of the parties. The closing of the Exchange Agreement is subject to certain closing conditions, including that the Members have not materially misrepresented any of the representations contained in the Exchange Agreement and its exhibits. .

Item 8.01 Other Events

Closing of the Acquisition Transaction Described herein.

On November 20, 2019 The Corporation closed their acquisition of 100% of Social Decay, LLC dba Social Sunday, in accordance with the terms and conditions of the Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019	12 RETECH CORPORATION

/s/ Angelo Ponzetta
	By:	Angelo Ponzetta
	Itss:	Chief Executive Officer